                                                                     Exhibit 8.1

                              List of Subsidiaries

                                                                     Exhibit 8.1


                              LIST OF SUBSIDIARIES

               Company                                             Jurisdiction
               -------                                             ------------
1)             ECI Telecom GmbH                                    Germany
2)             ECI Telecom SARL                                    France
3)             ECI Telecom (UK) Limited                            England & Wales
4)             ECI Telecom Italy SrL                               Italy
5)             ECI Telecom Holdings B.V.                           Netherlands
6)             ECI Telecom (HK) Limited                            Hong Kong
7)             ECI Telecom (Philippines) Inc.                      Philippines
8)             ECI Telecom (AUS) Pty Limited                       New South Wales, Australia
9)             ECI Telecom, Inc.                                   Delaware
10)            ECI Telecom Americas, Inc.                          Delaware
11)            ECI De Mexico, S.A. De C.V.                         Mexico
12)            ECI Telecom De Colombia Finanzas Ltda.              Colombia
13)            ECI Telecom Do Brasil Ltda.                         Brazil
14)            ECI Telecom (Canada) Inc.                           Alberta, Canada
15)            Lightscape Networks Ltd.                            Israel
16)            ECI Network Solutions B.V.                          Netherlands
17)            HETC Hangzhou ECI Telecom Corp.                     China
18)            Inovia Telecoms Ltd.                                Israel
19)            Inovia Telecoms B.V.                                Netherlands
20)            Inovia Srl                                          Italy
21)            Enavis Networks Ltd.                                Israel
22)            Enavis Networks B.V.                                Netherlands
23)            Enavis Networks (U.K.) Limited                      England & Wales
24)            ECI Telecom-NGTS Ltd.                               Israel
25)            ECI Telecom (NGTS) Systems B.V.                     Netherlands
26)            ECI WaveInno Ltd.                                   Israel
27)            InnoWave Broadband, Inc.                            Delaware
28)            InnoWave Do Brazil Ltda.                            Brazil
29)            Electo Galil Ltd.                                   Israel
30)            QualiTech Experts Ltd.                              Israel
31)            ECtel Ltd.                                          Israel
32)            ECtel, Inc.                                         Maryland
33)            ECtel (2000) UK Limited                             England & Wales
34)            ECtel B.V.                                          Netherlands
35)            ECtel GmbH                                          Germany
36)            Telrad Hawk Net-I Ltd.                              Israel